EXHIBIT 10.18
                                                                   -------------

                             SUBSCRIPTION AGREEMENT

                  THIS SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of this 9th day of April, 1999, by and among EGLOBE FINANCING CORPORATION, a Delaware corporation (the "Company"), and EXECUTIVE TELECARD, LTD., a Delaware corporation (the "Parent").

                  WHEREAS,  the Parent is the sole  stockholder  of the Company;
and

                  WHEREAS, EXTL Investors, LLC, a limited liability company organized under the laws of Nevada (the "Investor"), is making a loan (the "Loan") to the Company, upon the terms and conditions set forth in a Loan and Note Purchase Agreement dated as of April 9, 1999 (the "Loan and Note Purchase Agreement");

                  WHEREAS, as an incentive for the Investor to make the Loan, the Parent has agreed under the Loan and Note Purchase Agreement to enter into this Agreement to provide the Company with the funds necessary to fund the obligations under the Loan and under the Loan Note (as defined in the Loan and Note Purchase Agreement) and to pay expenses of the Company.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. SUBSCRIPTION FOR SHARES. The Parent hereby irrevocably and unconditionally agrees to subscribe for up to 378 shares of common stock of the Company, upon demand by the Company from time to time, at a price of $20,000 per share, payable in cash, for an aggregate subscription price for such shares equal to $7,560,000. In the event the Company desires to cause the Parent to purchase any shares under this Agreement, the Company shall deliver a notice to the Parent specifying (a) the cash amount then due and owing under the Loan and Note Purchase Agreement and the Loan Note or the cash amount required to pay expenses of the Company, (b) the number of shares to be purchased by the Parent (for an aggregate purchase price sufficient to cover the amount then due and owing under the Loan and Note Purchase Agreement and the Loan Note or required to pay expenses of the Company), and (c) the time and place for payment of the purchase price for such shares, which shall not be earlier than 10 days after the date of such notice. On or before the purchase date specified in such notice, the Parent shall deliver to the Company (or if the Company owes funds to the Investor, the Parent shall deliver to the Investor, which delivery shall be deemed to have been sent to the Company and by the Company to the Investor) cash (which shall be applied immediately to payment of the Loan Note) in an amount equal to the purchase price for the shares to be purchased pursuant to such notice and the

Company shall issue to the Parent the shares of the Company upon receipt of payment therefor, effective as of the purchase date specified in such notice and, as soon as is practicable after payment is made therefor, issue the appropriate certificates in the name of the Parent.

                  2. BINDING AGREEMENT. This Agreement shall be binding upon the Parent, its successors and assigns.

                  3. THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that as set forth in the next sentence. During the period in which the Loan Note is outstanding, the Investor shall be a third party beneficiary of, and shall be entitled to enforce, directly against the Parent, the Parent's obligations to fund under this Agreement. In such event it shall not be a defense to the Parent's obligation to fund that shares of the Company's stock have not been issued therefor, and such shares shall be deemed to have been issued hereunder concurrently with such funding (and the Parent shall be obligated to cause the Company to issue the certificates evidencing such shares). This Agreement may not be amended, nor may any provision of this Agreement be waived, except by an instrument in writing signed by the parties hereto and consented to in writing by the Investor.

                  4. MISCELLANEOUS.

                  (a) The obligations of the Parent hereunder are not intended to constitute indebtedness of the Parent. To the extent the obligations of the Parent hereunder could be deemed to constitute indebtedness of the Parent, such obligations are subordinate (and are hereby expressly made subordinate) and subject in right of payment to the prior payment in full of all amounts owing to holders of Senior Indebtedness. For purposes of this Agreement, "Senior Indebtedness" means the principal of and interest on all indebtedness of the Parent (including indebtedness of others guaranteed by the Parent) other than the Loan Note, which indebtedness is outstanding on the date hereof and which by its terms is senior or superior in right of payment of other indebtedness of the Parent.

                  (b) All corporate law matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all other matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, in each case regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Texas or the state courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  (c) This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                            EXECUTIVE TELECARD, LTD.

                                            By:
                                               ---------------------------------
                                            Name:   Christopher J. Vizas
                                            Title:  Chairman of the Board of
                                                         Directors and Chief
                                                         Executive Officer


                                             EGLOBE FINANCING CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                       4